1 64700943 v2 AMENDED AND RESTATED BYLAWS OF BANKWELL FINANCIAL GROUP, INC. TABLE OF CONTENTS ARTICLE I Offices......................................................................................................................... 3 Section 1. Location. .................................................................................................................... 3 ARTICLE II Shareholders' Meetings ............................................................................................. 3 Section 1. Place of Meetings ....................................................................................................... 3 Section 2. Annual Meeting. ........................................................................................................ 3 Section 3. Special Meetings ........................................................................................................ 4 Section 4. Notice of Meetings ..................................................................................................... 4 Section 5. Quorum. ..................................................................................................................... 4 Section 6. Adjournment of Meetings. ......................................................................................... 4 Section 7. Voting Requirements ................................................................................................. 4 Section 8. Record Date ............................................................................................................... 4 Section 9. Proxies........................................................................................................................ 5 Section 10. Inspector of Elections. ............................................................................................. 5 Section 11. Presiding Officer. ..................................................................................................... 5 Section 12. Number of Votes for Each Shareholder ................................................................... 5 ARTICLE III Directors ................................................................................................................... 5 Section 1. Authority and Term of Office. ................................................................................... 5 Section 2. Nominations. .............................................................................................................. 6 Section 3. Vacancies. .................................................................................................................. 6 Section 4. Removal of Directors. ................................................................................................ 7 Section 5. Place of Meetings. ...................................................................................................... 7 Section 6. Regular Meetings ....................................................................................................... 7 Section 7. Special Meetings. ....................................................................................................... 7 Section 8. Waiver of Notice. ....................................................................................................... 7 Section 9. Action by Directors Without a Meeting. .................................................................... 7 Section 10. Telephonic or Videotelephony Participation in Directors Meetings. ...................... 7 Section 11. Quorum and Voting Requirement. ........................................................................... 7 Section 12. Voting. ..................................................................................................................... 8 Section 13. Chairman of the Board. ............................................................................................ 8 ARTICLE IV Committees .............................................................................................................. 8

2 64700943 v2 Section 1. Committees of the Board. .......................................................................................... 8 Section 2. Subcommittees. .......................................................................................................... 8 Section 3. Conduct of Business. ................................................................................................. 8 Section 4. Audit Committee. ....................................................................................................... 8 Section 5. Governance and Nominating Committee. .................................................................. 9 Section 6. Compensation Committee. ......................................................................................... 9 Section 7. Other Committees. ..................................................................................................... 9 ARTICLE V Officers ...................................................................................................................... 9 Section 1. Election of Officers. ................................................................................................... 9 Section 2. Vacancies ................................................................................................................. 10 Section 3. Removal. .................................................................................................................. 10 Section 4. Chief Executive Officer. .......................................................................................... 10 Section 5. President. .................................................................................................................. 10 Section 6. Vice Presidents......................................................................................................... 10 Section 7. Chief Financial Officer. ........................................................................................... 10 Section8. Secretary ................................................................................................................... 10 Section 9. Removal. .................................................................................................................. 11 Section 10. Remuneration. ........................................................................................................ 11 ARTICLE VI Indemnification ...................................................................................................... 11 Section 1. Indemnification. ....................................................................................................... 11 ARTICLE VII Stock ..................................................................................................................... 11 Section 1. Issuance by the Board. ............................................................................................. 11 Section 2. Certificates of Stock. ................................................................................................ 11 Section 3. Transfer of Stock. ..................................................................................................... 12 Section 4. Cancellation of Certificate. ...................................................................................... 12 Section 5. Lost Certificates. ...................................................................................................... 12 Section 6. Closing of Stock Transfer Book. ............................................................................. 12 ARTICLE VIII Finance and Dividends ........................................................................................ 12 Section 1. Fiscal Year. .............................................................................................................. 12 Section 2. Dividends. ................................................................................................................ 12 ARTICLE IX Amendment of Bylaws .......................................................................................... 13

3 64700943 v2 AMENDED AND RESTATED BYLAWS of BANKWELL FINANCIAL GROUP, INC. ARTICLE I Offices Section 1. Location. The principal office of Bankwell Financial Group, Inc. (the "Company") shall be located in the Town of New Canaan, County of Fairfield, State of Connecticut, or such other location within or without the State of Connecticut as authorized by the Board of Directors (the “Board”). The Company may maintain such branch office or offices within or without the State of Connecticut as authorized by the Board and any other regulatory body that might have jurisdiction over the Company. ARTICLE II Shareholders' Meetings Section 1. Place of Meetings. Every meeting of the shareholders of the Company shall be held at the principal office of the Company or at such other place either within or without the State of Connecticut as shall be specified in the notice of said meeting given as hereinafter provided. Section 2. Annual Meeting. The annual meeting of the shareholders shall be held on such day and at such time and place in the month of May or such other month of each year as the Board may determine from time to time. At such meetings, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting. Failure to hold an annual meeting as herein prescribed shall not affect otherwise valid corporate acts. In the event of such failure, a substitute annual meeting may be called in the same manner as a special meeting. Except for nominations of directors as provided in Article III, Section 2 of these Bylaws, business is properly brought before an annual meeting if it is (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than twenty (20) days nor more than one hundred thirty (130) days prior to the meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (w) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (x) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (y) the class and number of shares of the Company which are beneficially owned by the shareholder, and (z) any material interest of the shareholder in such business. The Secretary may also require, in writing and prior to the meeting, any and all information about the shareholder or the proposed

4 64700943 v2 matter which the Secretary determines in his discretion to be appropriate using the then current requirements of the Securities Exchange Commission Rule 14A as a guide. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this paragraph. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Section 3. Special Meetings. Special meetings of the shareholders shall be called in accordance with the provisions of the Certificate of Incorporation. Section 4. Notice of Meetings. Notice of the time and place of all annual and special meetings of shareholders and the purpose thereof shall be handed or mailed, postage prepaid, by or at the direction of the Secretary, not less than ten (10) nor more than sixty (60) days before such meeting, to each shareholder of record and at such address as shall appear on the books of the Company. Whenever notice is required to be given to any person, a written waiver of notice signed by the person or persons entitled to such notice, whether before or after the time stated therein, and filed with the Secretary, shall be equivalent to the giving of such notice. Any shareholder who attends any shareholders' meeting without protesting the lack of proper notice, prior to or at the commencement of the meeting, shall be deemed to have waived such notice. Failure of any shareholder to receive notice of any meeting shall not invalidate the meeting. Section 5. Quorum. To constitute a quorum for the transaction of business at any meeting of shareholders, there must be present, in person or by proxy, the holders of a majority of the issued and outstanding shares of stock of the Company entitled to vote thereat. The shareholders present at a duly held meeting at which a quorum was present may continue to transact business notwithstanding the withdrawal of enough shares to leave less than a quorum. Section 6. Adjournment of Meetings. The holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote, whether or not a quorum is present, may adjourn the meeting to a future date as may be agreed. Notice of such adjournment need not be given to the shareholders of the new date, time, or place if the new date, time and place is announced at the meeting before adjournment. Notice need be given, however, if a new record date for the adjourned meeting is or must be fixed in accordance with Connecticut law. Section 7. Voting Requirements. Except as may be otherwise specifically provided in these Bylaws, in the Certificate of Incorporation, or in the Connecticut Business Corporation Act, Connecticut banking laws, or other applicable law, the vote requirements provided for in the Connecticut Business Corporation Act, the Connecticut banking laws or other applicable law shall be the vote requirements for an act of the shareholders. Section 8. Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at a meeting of shareholders, or entitled to receive a payment of any dividend, the Board may set a record date which shall not be a date earlier than the date on which such action is taken by the Board, nor more than seventy (70) nor less than ten (10) days before the particular event

5 64700943 v2 requiring such determination is to occur. If no record date is fixed by the Board, the date on which the notice of the meeting is mailed or if no notice is given, the day preceding the meeting shall be the record date for determination of shareholders entitled to vote at such meeting, and the date on which the resolution of the Board declaring a dividend is adopted shall be the record date for determination of shareholders entitled to receive such distribution. Section 9. Proxies. At all meetings of shareholders, any shareholder entitled to vote may vote either in person or by proxy. All proxies shall be in writing, signed and dated and shall be filed with the Secretary of the Company before or at the time of the meeting. No proxy shall be valid for more than eleven (11) months after its execution, unless revoked in writing or otherwise specified. Section 10. Inspector of Elections. The Board, in advance of any shareholders' meeting, shall appoint one or more inspectors to act at the meeting or any adjournment thereof and make a written report of the inspectors’ determination. In case the Board does not so act or if any individual appointed to be an inspector fails to appear or act, the presiding officer may fill the vacancy or appoint one or more inspectors at the meeting. An inspector may be an officer or employee of the Company. Each inspector shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. The inspector(s) shall ascertain the number of shares outstanding and the voting power of each, receive and take in charge the proxies and ballots, determine the shares represented at the meeting, decide all questions concerning the qualification of voters, the validity of proxies and ballots, and the acceptance or rejection of votes, count the ballots cast and report to the presiding officer the result of the vote. Section 11. Presiding Officer. The Chairman of the Company, or such director, as the Board or the Chairman designates, shall preside over all meetings of the shareholders. Section 12. Number of Votes for Each Shareholder. Each shareholder shall be entitled to one (1) vote for each share of stock standing in his name on the books of the Company as of the record date unless, and except to the extent that, voting rights of shares of any class are increased, limited, or denied pursuant to the Certificate of Incorporation. ARTICLE III Directors Section 1. Authority and Term of Office. The business, property and affairs of the Company shall be managed by, and under the direction of, the Board. The Board is empowered to engage the Company in any activity authorized by the Connecticut Business Corporations Act, and by applicable State and Federal banking laws. The Board shall have charge of the care and management of the affairs and property of the Company. The Board shall, pursuant to the laws of the State of Connecticut, as the same may be amended from time to time, be empowered to make rules and regulations essential to the performance of its duties of caring for and managing the property and affairs of the Company, to

6 64700943 v2 elect the officers, to fill the vacancy of any elected officer, to elect or appoint such assistants and committees as it may deem necessary for the business of the Company and to prescribe their duties, to determine the amount and sufficiency of the bonds and to prescribe the duties of all the officers and employees, to fix the compensation of the directors, officers, and employees of the Company, to declare dividends, to prescribe the rate, method of computation and time of payment of such dividends and to take or to prescribe the taking of such other action as may be necessary to the performance of its duties. Section 2. Nominations. Only persons who are nominated in accordance with the procedures set forth in this section shall be eligible for election as directors. Nominations of persons for election to the Board may be made at a meeting of shareholders by or at the direction of the Board or by any shareholder of the Company who is entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this section. Such nominations by a shareholder shall be made only if written notice of such shareholder's intent to make such nomination or nominations has been given to the Secretary, delivered to or mailed and received at the principal executive offices of the Company not less than twenty (20) days nor more than one hundred thirty (130) days prior to the meeting. Such shareholder's notice shall set forth (1) as to each person whom the shareholder proposes to nominate for election as a director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Company which are beneficially owned by such person, and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to applicable law and regulations (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (2) as to the shareholder giving the notice, (a) the name and address, as they appear on the Company's books, of such shareholder, (b) the class and number of shares of the Company which are beneficially owned by such shareholder, (c) representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (d) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. At the requirement of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary that information which would be required to be set forth in a shareholder's notice of nomination which pertains to the nominee. The presiding officer of the meeting shall refuse to acknowledge the nomination of any person not made in compliance with this section, and the defective nomination shall be disregarded. Section 3. Vacancies. Except as otherwise fixed by or pursuant to the provisions of law or the Certificate of Incorporation, vacancies in the Board resulting from any increase in the number of directors or any vacancies resulting from death, resignation, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office even though such remaining directors may be less than a quorum of the Board and such majority may be less than a quorum. Any director chosen in accordance with the preceding sentence shall hold office until

7 64700943 v2 the next shareholders meeting at which directors are elected and until such director's successor shall have been elected and qualified. Section 4. Removal of Directors. Any director may be removed from office at any time for cause in accordance with the provisions of the Certificate of Incorporation or applicable provisions of the Connecticut Business Corporation Act. Section 5. Place of Meetings. The Board shall hold its meetings at the principal office of the Company or at such place or places within or without the State of Connecticut as it may determine from time to time. Section 6. Regular Meetings. Regular meetings of the Board shall be held, at such times and places as shall be fixed by the directors, or with such other frequency as the Board may determine. Section 7. Special Meetings. Special meetings of the Board may be called only by the Chairman, President, or the Secretary, or in writing by three (3) of the directors. Notice thereof, oral or written, specifying the date, time, place and object of such meeting, shall be given to each director at least one (1) day prior to such meeting. If notice is given by mail, the Secretary shall address notices to the directors at their usual place of business or such address as may appear on the Company's books. Section 8. Waiver of Notice. Whenever notice is required to be given to any person, a written waiver of notice signed by the person or persons entitled to such notice, whether before or after the time stated therein, and filed with the Secretary, shall be equivalent to the giving of such notice. If any director present at a meeting of the Board does not protest the lack of proper notice prior to or at the commencement of the meeting or thereafter votes for or assents to action taken at the meeting, such director shall be deemed to have waived notice of such meeting. Section 9. Action by Directors Without a Meeting. Any resolution in writing concerning action to be taken by the Company, which resolution is approved and signed by all of the directors, severally or collectively, shall have the same force and effect as if such action were authorized at a meeting of the Board duly called and held for that purpose, and such resolution together with the directors' written approval thereof, shall be recorded by the Secretary in the minute book of the Company. Section 10. Telephonic or Videotelephony Participation in Directors Meetings. A director or member of a committee of the Board may participate in a meeting of the Board or of such committee by means of a conference telephone, videotelephony or similar communications equipment enabling all directors participating in the meeting to simultaneously hear one another, and participation in such a meeting shall constitute presence in person at such meeting. Section 11. Quorum and Voting Requirement. A majority of the directors shall constitute a quorum for the transaction of business at all meetings of the Board. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, unless a higher percentage vote is required by law, the Certificate of Incorporation, or these Bylaws.

8 64700943 v2 Section 12. Voting. At meetings of the Board, each director shall have one (1) vote. Section 13. Chairman of the Board. The Chairman of the Board shall be chosen from among the directors by the majority vote of the directors. The Chairman shall preside at all meetings of the Board, unless he shall be absent or unless he shall, at his election, designate an alternate director to preside in his stead. The Chairman of the Board shall advise and counsel the Chief Executive Officer and other officers of the Company and shall exercise such powers and perform such duties as shall be assigned to or required by him from time to time by the Board. ARTICLE IV Committees Section 1. Committees of the Board. The Board, by a vote of a majority of the Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for these committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board who is qualified to serve on such committee under the committee charter and meets all regulatory requirements to act at the meeting in the place of the absent or disqualified member. Section 2. Subcommittees. Unless otherwise provided in the resolution of the Board designating the committee, a committee may create one (1) or more subcommittees, each subcommittee to consist of one (1) or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. Section 3. Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business, which may be set forth in a charter approved by the Board, and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. All matters considered by such committees shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Section 4. Audit Committee. There shall be an Audit Committee consisting of not less than three (3) directors or such greater number as may be required under any law, rule or regulation applicable to the Company, to be appointed by the Board. The Audit Committee shall review the reports of the Company's internal auditor, its independent auditors, and the supervisory authorities on their examinations in such detail, and by such means as the Audit Committee may

9 64700943 v2 deem necessary or appropriate and shall cause written reports of examination to be prepared for its review and approval periodically. Each member of the Audit Committee shall be an "independent director”, as such term is defined under any applicable law, rule or regulation and by any policy consistent therewith established by the Board from time to time. The Audit Committee shall operate pursuant to a Charter approved by the Audit Committee and the Board. Section 5. Governance and Nominating Committee. The Board shall appoint a Governance and Nominating Committee (“Governance Committee”) consisting of not less than three (3) directors or such greater number as may be required under any law, rule or regulation applicable to the Company. Each member shall be an "independent director”, as such term is defined under any applicable law, rule or regulation and by any policy consistent therewith established by the Board from time to time. The Governance Committee shall have such responsibilities and authorities as prescribed by, and shall operate pursuant to, a Charter approved by the Governance Committee and the Board. Section 6. Compensation Committee. The Board shall appoint a Compensation Committee of not less than three (3) directors or such greater number as may be required under any law, rule or regulation applicable to the Company. Each member shall be an "independent director”, as such term is defined under any applicable law, rule or regulation and by any policy consistent therewith established by the Board from time to time. The Compensation Committee shall have such responsibilities and authorities as prescribed by and shall operate pursuant to, a Charter approved by the Governance Committee and the Board. Section 7. Other Committees. The Board may by resolution establish other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties, constitution, and procedures thereof. ARTICLE V Officers Section 1. Election of Officers. At the next regular meeting of the Board, following the annual meeting of the shareholders, or at another time as determined by the Board, the Board shall elect a Chief Executive Officer, President, one or more Vice Presidents (who may be designated "Executive," "Senior," or other to distinguish them from other Vice Presidents), a Secretary, and a Chief Financial Officer. The Board may, in its discretion, from time to time, appoint such other officers and assistants as it shall deem necessary who shall have such authority and such designation and shall perform such duties as the Board or the President from time to time prescribe. The same person may be elected or appointed to serve simultaneously in more than one (1) office. The officers need not be shareholders, and need not be residents of Connecticut. The duties of the officers of the Company shall be such as are imposed by these Bylaws and from time to time prescribed by the Board or the President.

10 64700943 v2 Section 2. Vacancies. Vacancies in any office may be filled at any regular or special meeting of the Board. Section 3. Removal. Any officer may be removed, without cause, from office by the President or by the affirmative vote of a majority of the whole Board at any regular or special meeting, or as may otherwise be provided in any agreement between the Company and the officer. Any officer below the level of Vice President may be removed from office in the discretion and at the discretion of the President unless such officer's duties require that he or she report directly to the Board. Section 4. Chief Executive Officer. The Chief Executive Officer shall have general charge of the business and affairs of the Company and shall report directly to the Board. The Chief Executive Officer shall have such other powers and perform such other duties as are generally incident to the office of Chief Executive Officer and as may be assigned to the Chief Executive Officer by the Board. In the event the Chief Executive Officer is not a member of the Board, then he shall be an ex-officio member of all committees of the Board, except the Audit and Corporate Governance Committees, although he may be expected to attend meetings of those Committees, as required by the Committee Chairperson. Section 5. President. The President shall be the chief operating officer of the Company and shall have general charge of the operations of the Company. The President shall report directly to the Chief Executive Officer. The President shall have such other powers and perform such other duties as are generally incident to the office of President and as may be assigned to the President by the Board. Section 6. Vice Presidents. The Vice Presidents shall perform such executive and administrative duties as from time-to-time may be assigned to them by the President. In the absence of the President, the Vice Presidents (Executive Senior, if applicable), in the order of their ranking in the Company's management hierarchy, shall perform the duties of the President. Section 7. Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board at its regular meetings, or when the Board so requires, an account of all transactions as Chief Financial Officer and of the financial condition of the Company. Section8. Secretary. The Secretary shall perform such executive and administrative duties as from time-to-time may be assigned to the Secretary by the Board or the President. The Secretary shall have charge of the seal of the Company and shall have such other powers and perform such other duties as designated in these Bylaws or as are generally incident to the office of Secretary.

11 64700943 v2 The Secretary shall notify the shareholders and directors of all meetings and shall keep the minutes of meetings of the shareholders and of the Board. Section 9. Removal. Any officer may be removed by the Board at any time with or without cause. An officer's removal does not affect the officer's contract rights, if any, with the Company. Section 10. Remuneration. The compensation of the executive officers of the Company shall be fixed from time to time by the Board or the Compensation Committee or other committee to whom the Board has delegated such authority. The Board or such committee may delegate to the Chief Executive Officer the power to fix the compensation of any non-executive officer. No officer shall be prevented from receiving a salary by reason of the fact that he or she is also a director of the Company. ARTICLE VI Indemnification Section 1. Indemnification. The Company shall indemnify the directors, officers, employees and agents of the Company to the maximum extent permitted and/or required by the Certificate of Incorporation or applicable law. Without otherwise limiting the foregoing, Section 33-770 to 33- 778 of the Connecticut Business Corporation Act, as from time to time amended or superseded, governs and applies to certain matters of indemnification of directors, officers, employees and agents of the Company, and is incorporated herein by reference as a part of these Bylaws. Notwithstanding the foregoing, in no event shall any payments made by the Company pursuant to this Article VI exceed the amount permissible under applicable state or federal law, including but not limited to the limitations on indemnification imposed by Section 18(k) of the Federal Deposit Insurance Act and the regulation issued thereunder by the Federal Deposit Insurance Corporation. ARTICLE VII Stock Section 1. Issuance by the Board. The Board may issue at one time, or from time to time, all or a portion of the authorized but unissued shares of the capital stock of the Company, including treasury stock, as in their opinion and discretion may be deemed in the Company's best interests. The Board may accept, in consideration for such shares, money, promissory notes, other securities and other property of any description actually received by the Company, provided however, that such consideration equals or exceeds in value the par value of said shares, if any, and that the consideration is legally acceptable for the issue of said shares. Section 2. Certificates of Stock. Every owner of stock of the Company shall be entitled to have a certificate certifying the number of shares owned by him in the Company and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board shall prescribe; provided that the Board may provide by resolution or resolutions that some or all of any classes of stock shall be uncertificated shares. No authorization of uncertificated shares shall affect previously issued and outstanding shares represented by certificates until such

12 64700943 v2 certificates shall have been surrendered to the Company. Certificates of stock shall be signed by the Chairman, President or a Vice President and by the Secretary or Assistant Secretary, or by facsimile signature of any or all of the foregoing, and shall carry the corporation seal of the Company. Any or all of the signatures on the certificate may be a facsimile. In case an officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent, or registrar at the date of its issue. No shares shall be issued until such shares are fully paid. Section 3. Transfer of Stock. Shares of stock shall be transferred only on the books of the Company by the holder thereof in person or by his attorney, upon surrender of the certificate of stock properly endorsed. The Company shall issue a new certificate to the person entitled thereto for all shares surrendered. These duties and others regarding Company stock certificates and transfers may be delegated to a recognized registrar and transfer agent. Section 4. Cancellation of Certificate. All surrendered certificates properly endorsed, shall be marked "canceled" with the date of cancellation and a notation of such cancellation made in the shareholder book. Section 5. Lost Certificates. The Chief Executive Officer, President or any officer designated by the President may, in case any share certificate is lost, stolen, destroyed, or mutilated, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions, including reasonable indemnification of the Company, as the President or any designated officer shall determine, and notation of the transaction made in the shareholder book. Section 6. Closing of Stock Transfer Book. The stock transfer book may be closed, if so ordered by the Board, for not exceeding twenty (20) days before any dividend payment date or any meeting of the shareholders. ARTICLE VIII Finance and Dividends Section 1. Fiscal Year. The fiscal year of the Company shall begin on the first (1st) day of January in each year and end on the thirty-first (31st) day of December. Section 2. Dividends. Dividends may be voted by the directors as prescribed by applicable law, as from time to time amended. Such dividends will be payable to shareholders of record at the close of business on such subsequent days as the directors may designate and to be paid on a named day not more than seventy (70) days thereafter, and the directors may further close the transfer books during the period from the day as of which the right to such dividend is determined through the day upon which the same is to be paid. No dividend shall be paid unless duly voted by the directors of the Company. Dividends may be paid in cash, property, or shares of the Company.

13 64700943 v2 ARTICLE IX Amendment of Bylaws These Bylaws may be altered or amended by the Board at any meeting by a majority vote of the directors on the entire Board or at any meeting of the shareholders, whether annual or special, by a majority in interest of the stock entitled to vote, provided however, that in order to amend or repeal or to adopt any provision inconsistent with Article II, Article III (other than sections 5 and 6) or this Article IX, any vote of shareholders shall require (i) the affirmative vote of the holders of at least sixty percent (60%) of the voting power of all of the issued and outstanding shares of the Company then entitled to vote for the election of directors, and (ii) if there is an "Interested Shareholder" (as defined in the Certificate of Incorporation), the affirmative vote of sixty percent (60%) of the voting powers of all of the issued and outstanding shares of the Company entitled to vote for the election of directors held by shareholders other than the Interested Shareholder, and any action of directors shall require the affirmative vote of a majority of the directors then in office. Any notice of a meeting of the shareholders or the Board at which the Bylaws are to be altered or amended shall include notice of such proposed action.